Exhibit 10.2
EXECUTION COPY

GUARANTEE AND COLLATERAL AGREEMENT
among
DEX MEDIA EAST, INC.,
DEX MEDIA EAST, LLC
and certain of their Subsidiaries
and
JPMORGAN CHASE BANK, N.A.,
as Collateral Agent
Dated as of October 24, 2007

i

6.7 Deficiency	18

SECTION 7. THE COLLATERAL ACCOUNT; DISTRIBUTIONS	18
7.1 The Collateral Account	18
7.2 Control of Collateral Account	18
7.3 Investment of Funds Deposited in Collateral Account	18
7.4 Application of Moneys	18
7.5 Collateral Agent’s Calculations	20

SECTION 8. THE COLLATERAL AGENT	20
8.1 Collateral Agent’s Appointment as Attorney-in-Fact, etc.	20
8.2 Appointment of Collateral Agent as Agent for the Secured Parties	21
8.3 Duty of Collateral Agent	22
8.4 Execution of Financing Statements	22
8.5 General Provisions	22
8.6 Authority of Collateral Agent	22

SECTION 9. MISCELLANEOUS	22
9.1 Amendments in Writing	22
9.2 Notices	22
9.3 No Waiver by Course of Conduct; Cumulative Remedies	23
9.4 Enforcement Expenses; Indemnification	23
9.5 Successors and Assigns	23
9.6 Setoff	23
9.7 Counterparts	24
9.8 Severability	24
9.9 Section Headings	24
9.10 Integration	24
9.11 GOVERNING LAW	24
9.12 Submission To Jurisdiction; Waivers	24
9.13 Acknowledgements	25
9.14 Additional Grantors	25
9.15 Releases	25
9.16 WAIVER OF JURY TRIAL	25

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization, Identification Numbers and Location of Chief Executive Offices
Schedule 5	Intellectual Property
Schedule 6	Deposit and Securities Accounts

ANNEXES

Annex I	Form of Assumption Agreement

ii

GUARANTEE AND COLLATERAL AGREEMENT
          GUARANTEE AND COLLATERAL AGREEMENT, dated as of October 24, 2007, among each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), and JPMorgan Chase Bank, N.A., as Collateral Agent (in such capacity, together with any successor collateral agent, the “Collateral Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of October 24, 2007 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dex Media, Inc., Dex Media East, Inc. (“Holdings”), Dex Media East LLC (the “Borrower”), the Lenders and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”).
W I T N E S S E T H:
          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;
          WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;
          WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;
          WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;
          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties (as defined below); and
          NOW, THEREFORE, in consideration of the premises and to induce the Secured Parties to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and the other Secured Parties to enter into agreements with the Borrower and its Subsidiaries, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:
SECTION 1. DEFINED TERMS
     1.1 Definitions.
          (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights, Securities Account and Supporting Obligations.

     (b) The following terms shall have the following meanings:
          “Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.
          “Borrower Obligations”: the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, any Specified Swap Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Secured Parties that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).
          “Collateral”: as defined in Section 3.
          “Collateral Account”: the collateral account established by the Collateral Agent as provided in Section 7.1.
          “Collateral Agent Fees”: all fees, costs and expenses of the Collateral Agent of the types described in Sections 8.1(c) and 9.4.
          “Copyrights”: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 5), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.
          “Copyright Licenses”: any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 5), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
          “Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.
          “Distribution Date”: each date fixed by the Collateral Agent in its sole discretion for a distribution to the relevant Secured Parties of funds held in the Collateral Account.
          “Foreign Subsidiary”: any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

          “Foreign Subsidiary Voting Stock”: the voting Equity Interests of any Foreign Subsidiary.
          “Grantors”: as defined in the preamble hereto, provided that for the avoidance of doubt the surviving entity or entities resulting from the consummation of the East/West Merger shall (without the need for further action by any party hereto) be a “Grantor” hereunder.
          “Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document or Specified Swap Agreement to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document or Specified Swap Agreement).
          “Guarantors”: Holdings and the Subsidiary Loan Parties, provided that for the avoidance of doubt the surviving entity or entities resulting from the consummation of the East/West Merger shall (without the need for further action by any party hereto) be a “Guarantor” hereunder.
          “Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
          “Intercompany Note”: any promissory note evidencing loans made by any Grantor to Holdings or any of its Subsidiaries.
          “Investment Property”: the collective reference to (i) all “investment property,” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.
          “Issuers”: the collective reference to each issuer of any Investment Property.
          “New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.
          “Obligations”: (i) in the case of the Borrower, the Borrower Obligations and (ii) in the case of each Guarantor, its Guarantor Obligations.
          “Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 5, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 5 and (iii) all rights to obtain any reissues or extensions of the foregoing.

          “Patent License”: all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 5.
          “Pledged Notes”: all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).
          “Pledged Stock”: the shares of Equity Interests listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.
          “Proceeds”: all “proceeds,” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.
          “Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).
          “Reimbursement Obligation”: the obligation of the Borrower to reimburse the Issuing Bank pursuant to Section 2.05(e) of the Credit Agreement.
          “Secured Parties”: collectively, (a) the Administrative Agent, (b) the Collateral Agent, (c) the Lenders and any Affiliate of any Lender to which Borrower Obligations or Guarantor Obligations, as applicable, are owed, (d) the Issuing Bank, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document or the holder of any other Obligations, (f) any Secured Swap Provider to which Borrower Obligations or Guarantor Obligations, as applicable, are owed and (g) the successors and assigns of each of the foregoing.
          “Secured Swap Provider”: a Person with whom the Borrower has entered into a Specified Swap Agreement arranged by any Lender or any Affiliate of a Lender and any assignee thereof which is a Lender or Affiliate of a Lender.
          “Securities Act”: the Securities Act of 1933, as amended.
          “Specified Swap Agreement”: any Swap Agreement entered into by Borrower or any of its Subsidiaries provided or arranged by any Person who was a Lender or an Affiliate of a Lender at the time such Swap Agreement was entered into.
          “Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 5, and (ii) the right to obtain all renewals thereof.

          “Trademark License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 5.
     1.2 Other Definitional Provisions.
          (a) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
     (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
SECTION 2. GUARANTEE
     2.1 Guarantee.
          (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees as a primary obligor and not merely as surety to the Collateral Agent, for the benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.
     (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).
     (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Collateral Agent or any Secured Party hereunder.
     (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.
     (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Collateral Agent or any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such

Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.
     2.2 Right of Contribution.
          Each Subsidiary Loan Party hereby agrees that to the extent that a Subsidiary Loan Party shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Loan Party shall be entitled to seek and receive contribution from and against any other Subsidiary Loan Party hereunder which has not paid its proportionate share of such payment. Each Subsidiary Loan Party’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Subsidiary Loan Party to the Collateral Agent and the Secured Parties, and each Subsidiary Loan Party shall remain liable to the Collateral Agent and the Secured Parties for the full amount guaranteed by such Subsidiary Loan Party hereunder.
     2.3 No Subrogation.
          Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Collateral Agent or any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any Secured Party for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Collateral Agent and the Secured Parties by the Borrower on account of the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine.
     2.4 Amendments, etc. with respect to the Borrower Obligations.
          Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Collateral Agent or any Secured Party may be rescinded by the Collateral Agent or such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent (or the Administrative Agent, the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured

Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.
     2.5 Guarantee Absolute and Unconditional.
          Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Collateral Agent or any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Collateral Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Collateral Agent or any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent and any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
     2.6 Reinstatement.
          The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

     2.7 Payments.
          Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent for the sole benefit of the Secured Parties without set-off or counterclaim in Dollars at the office of the Collateral Agent located at 270 Park Avenue, New York, New York 10017.
SECTION 3. GRANT OF SECURITY INTEREST
     3.1 Grant of Security Interest.
          Subject to Section 3.2, each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:
     (a) all Accounts;
     (b) all Chattel Paper;
     (c) all Contracts;
     (d) all Deposit Accounts;
     (e) all Documents;
     (f) all Equipment;
     (g) all General Intangibles;
     (h) all Instruments;
     (i) all Intellectual Property;
     (j) all Inventory;
     (k) all Investment Property;
     (l) all Letter-of-Credit Rights;
     (m) all other personal property not otherwise described above;
     (n) all books and records pertaining to the Collateral; and
     (o) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
     3.2 Excluded Property.
          Notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in, and the Collateral shall not include, any property to the extent that such grant of a security interest (i) is prohibited by any Requirements of Law of a Governmental Authority or requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law, (ii) is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, or (iii) in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except in each case to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law.
SECTION 4. REPRESENTATIONS AND WARRANTIES
          To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement and the Secured Parties to enter into agreements with the Borrower and its Subsidiaries, each Grantor hereby represents and warrants to the Collateral Agent and each Secured Party that:
     4.1 Title; No Other Liens.
          Except for the security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the benefit of the Secured Parties pursuant to this Agreement or as are permitted by the Credit Agreement. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property. Each Secured Party understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Collateral Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.
     4.2 Perfected First Priority Lien.
          The security interests granted pursuant to this Agreement (i) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on such Schedule, have been delivered to the Collateral Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral to which Article 9 of the New York UCC is applicable in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any such Collateral from such Grantor and (ii) are prior to all other Liens on the Collateral to which Article 9 of the New York UCC is applicable in existence on the date hereof except for Liens permitted by the Credit Agreement to have priority over the security interests granted pursuant to this Agreement.
     4.3 Jurisdiction of Organization; Chief Executive Office.
          On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4. Such

Grantor has furnished to the Collateral Agent a certified charter, certificate of incorporation or other organizational document and a long-form good standing certificate as of a date which is recent to the date hereof.
     4.4 Farm Products.
          None of the Collateral constitutes, or is the Proceeds of, Farm Products.
     4.5 Investment Property.
          (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.
     (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.
     (c) Each of the Pledged Notes constituting Collateral constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.
     4.6 Receivables.
          With respect to the Receivables constituting Collateral of any Grantor only: (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent.
     (b) None of the obligors on any Receivables is a Governmental Authority.
     (c) The amounts represented by such Grantor to the Secured Parties from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.
     4.7 Intellectual Property.
          With respect to the Intellectual Property constituting Collateral of any Grantor only: (a) Schedule 5 lists or describes all Copyrights, Trademarks, Patents and applications for the foregoing owned by such Grantor in its own name on the date hereof and all Copyright Licenses, Patent Licenses and Trademark Licenses.
     (b) On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and, to the knowledge of such Grantor, does not infringe the intellectual property rights of any other Person.

     (c) Except as set forth in Schedule 5 hereto, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.
     (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.
     (e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor’s ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.
     4.8 Deposit Accounts, Securities Accounts.
          Schedule 6 hereto sets forth each Deposit Account or Securities Account constituting Collateral in which any Grantor has any interest on the date hereof.
SECTION 5. COVENANTS
          Each Grantor covenants and agrees with the Collateral Agent for the benefit of the Secured Parties that, from and after the date of this Agreement until the Obligations (other than contingent indemnity obligations not then due and payable) shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:
     5.1 Delivery of Instruments, Certificated Securities and Chattel Paper.
          If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper constituting Collateral, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.
     5.2 Maintenance of Insurance.
          (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Collateral Agent and (ii) to the extent requested by the Collateral Agent, insuring such Grantor against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Collateral Agent.
     (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective unless the insurer gives at least 30 days notice to the Collateral Agent, (ii) name the Collateral Agent as insured party or loss payee, as applicable, and (iii) be reasonably satisfactory in all other respects to the Collateral Agent.
     (c) The Borrower shall deliver to the Collateral Agent a report of a reputable insurance broker with respect to such insurance substantially concurrently with each delivery of the Borrower’s audited annual financial statements and such supplemental reports with respect thereto as the Collateral Agent may from time to time reasonably request.

     5.3 Payment of Obligations.
          Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.
     5.4 Maintenance of Perfected Security Interest; Further Documentation.
          (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.
     (b) Such Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request, all in reasonable detail.
     (c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts and Letter-of-Credit Rights constituting Collateral and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto. Notwithstanding anything in this Agreement to the contrary (other than with respect to (i) Investment Property and (ii) Deposit Accounts and Securities Accounts), no Grantor shall be required to take any actions to perfect or maintain the Collateral Agent’s security interest with respect to any personal property Collateral which (i) cannot be perfected or maintained by filing a financing statement under the Uniform Commercial Code and (ii) has a fair market value which, together with the value of all other personal property Collateral of all Grantors with respect to which a security interest is not perfected or maintained in reliance on this sentence, does not exceed $2,500,000.
     (d) Subject to Section 5.11, such Grantor will not establish any additional Deposit Accounts or Securities Accounts constituting Collateral without executing and delivering, concurrently with the establishment of such account, a control agreement in form and substance satisfactory to the Collateral Agent and the related depositary bank or securities intermediary, as the case may be, in order to perfect the security interests of the Collateral Agent in such account under the Uniform Commercial Code.
     5.5 Changes in Locations, Name, etc.
          Such Grantor will not, except upon 15 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent and the Administrative Agent of all additional financing statements and other documents reasonably requested by the Collateral Agent or the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:
     (i) change its jurisdiction of organization from that referred to in Section 4.3; or
     (ii) change its name.
     5.6 Notices.
          Such Grantor will advise the Collateral Agent and the Administrative Agent promptly, in reasonable detail (which notice shall specify that it is being delivered pursuant to this Section), of:
     (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and
     (b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.
     5.7 Investment Property.
          (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent for the benefit of the Secured Parties, hold the same in trust for the Collateral Agent for the benefit of the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent for the benefit of the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations.
     (b) Without the prior written consent of the Collateral Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Equity Interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of any Issuer, except to the extent permitted by the Credit Agreement, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii)

create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement and the Liens permitted by the Credit Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.
     (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.6 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.6 with respect to the Investment Property issued by it.
     5.8 Receivables.
          (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could reasonably be expected to adversely affect the value thereof.
     (b) Such Grantor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.
     5.9 Intellectual Property.
          (a) Except to the extent any Grantor reasonably determines that any Intellectual Property is no longer used or useful in its business, such Grantor (either itself or through licensees) will (i) continue to use commercially each material Trademark in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.
     (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.
     (c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

     (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.
     (e) Such Grantor will notify the Collateral Agent immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any final or non-appealable adverse determination or development (including, without limitation, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.
     (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent’s security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.
     (g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.
     (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek appropriate relief and to recover any and all damages for such infringement, misappropriation or dilution.
     5.10 Commercial Tort Claims.
          Such Grantor shall advise the Collateral Agent promptly of any Commercial Tort Claim held by such Grantor in excess of $1,000,000 and shall promptly execute a supplement to this Agreement in form and substance satisfactory to the Collateral Agent to grant security interests in such Commercial Tort Claim to the Collateral Agent for the benefit of the Secured Parties.
     5.11 Deposit Accounts, Securities Accounts.
          No Grantor shall establish or maintain a Deposit Account or Securities Account for which such Grantor has not delivered to the Collateral Agent a control agreement executed by all parties relevant thereto, provided that the Grantors shall not be required to enter into control agreements with respect to any Deposit Accounts or Securities Accounts having an aggregate balance of less than $1,000,000.

SECTION 6. REMEDIAL PROVISIONS
     6.1 Certain Matters Relating to Receivables.
          (a) After an Event of Default has occurred and is continuing, the Collateral Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications.
     (b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables. The Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent, upon the request of the Required Lenders or the Administrative Agent, at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in the Collateral Account, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 7.4, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
     (c) At the Collateral Agent’s request, upon the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.
     6.2 Communications with Obligors; Grantors Remain Liable.
          (a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default and after prior notice to the Grantors communicate with obligors under the Receivables to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivables.
     (b) After the occurrence and during the continuance of an Event of Default and at the direction of the Administrative Agent, the Collateral Agent in its own name or in the name of others may, and upon the request of the Collateral Agent each Grantor shall, notify obligors on the Receivables that the Receivables have been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.
     (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent nor any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
     6.3 Pledged Stock.
          (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Administrative Agent’s reasonable judgment, would result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.
     (b) If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in such order as the Collateral Agent may determine, and (ii) any or all of the Investment Property shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
     (c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) upon delivery of any notice to such effect pursuant to Section 6.3(a), pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent.
     6.4 Proceeds to be Turned Over To Collateral Agent.
          In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, and the Collateral Agent, upon the request of the Administrative Agent, shall have given notice thereof to the Grantors, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control in accordance with Section 7.1. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 7.4.
     6.5 Code and Other Remedies.
          If an Event of Default shall occur and be continuing, upon the request of the Administrative Agent or the Required Lenders, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.5, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Secured Parties arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
     6.6 Registration Rights.
          (a) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.5, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.
     (b) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
     (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.6 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.6 will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.6 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.
     6.7 Deficiency.
          Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.
SECTION 7. THE COLLATERAL ACCOUNT; DISTRIBUTIONS
     7.1 The Collateral Account.
          At such time as the Collateral Agent deems appropriate, there shall be established and, at all times thereafter until this Agreement shall have terminated, the Collateral Agent shall maintain a separate collateral account under its sole dominion and control (the “Collateral Account”). All moneys which are received by the Collateral Agent or any agent or nominee of the Collateral Agent in respect of the Collateral, whether in connection with the exercise of the remedies provided in this Agreement or any

Security Document, shall be deposited in the Collateral Account and held by the Collateral Agent as part of the Collateral and applied in accordance with the terms of this Agreement.
     7.2 Control of Collateral Account.
       All right, title and interest in and to the Collateral Account shall vest in the Collateral Agent, and funds on deposit in the Collateral Account shall constitute part of the Collateral. The Collateral Account shall be subject to the exclusive dominion and control of the Collateral Agent.
     7.3 Investment of Funds Deposited in Collateral Account.
       The Collateral Agent may, but is under no obligation to, invest and reinvest moneys on deposit in the Collateral Account at any time in Permitted Investments. All such investments and the interest and income received thereon and the net proceeds realized on the sale or redemption thereof shall be held in the Collateral Account and constitute Collateral. The Collateral Agent shall not be responsible for any diminution in funds resulting from such investments or any liquidation prior to maturity.
     7.4 Application of Moneys.
     (a) The Collateral Agent shall have the right at any time to apply moneys held by it in the Collateral Account to the payment of due and unpaid Collateral Agent Fees.
     (b) All remaining moneys held by the Collateral Agent in the Collateral Account or received by the Collateral Agent with respect to the Collateral shall, to the extent available for distribution (it being understood that the Collateral Agent may liquidate investments prior to maturity in order to make a distribution pursuant to this Section 7.4), be distributed by the Collateral Agent on each Distribution Date in the following order of priority (with such distributions being made by the Collateral Agent to the respective representatives for the Secured Parties as provided in Section 7.4(d), and each such representative shall be responsible for insuring that amounts distributed to it are distributed to its Secured Parties in the order of priority set forth below):
     First: to the Collateral Agent for any unpaid Collateral Agent Fees and then to any Secured Party which has theretofore advanced or paid any Collateral Agent Fees constituting administrative expenses allowable under Section 503(b) of the Bankruptcy Code, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the amounts of such Collateral Agent Fees advanced by the respective Secured Parties and remaining unpaid on such Distribution Date;
     Second: to any Secured Party which has theretofore advanced or paid any Collateral Agent Fees other than such administrative expenses described in clause First above, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the amounts of such Collateral Agent Fees advanced by the respective Secured Parties and remaining unpaid on such Distribution Date;
     Third, to the Secured Parties, the amount then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties to which such Obligations are then due and owing based on the respective amounts thereof, until such Obligations are paid or cash collateralized (to the extent not then due and payable) in full;
     Fourth (this clause being applicable only if an Event of Default shall have occurred and be continuing), to the Secured Parties, the amount of unpaid principal, interest, fees, charges, costs and expenses in respect of the Obligations, pro rata among the Secured Parties holding such Obligations based on the respective amounts thereof, until such Obligations are paid or cash collateralized (to the extent not then due and payable) in full;
     Fifth, any balance remaining after the Obligations shall have been paid or cash collateralized in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.
     (c) The term “unpaid” as used in clause Third and Fourth of Section 7.4(b) refers:
     (i) in the absence of a bankruptcy proceeding with respect to the relevant Grantor(s), to all amounts of the Obligations outstanding as of a Distribution Date, and
     (ii) during the pendency of a bankruptcy proceeding with respect to the relevant Grantor(s), to all amounts allowed (within the meaning of Title 11 of the United States Code entitled “Bankruptcy”) by the bankruptcy court in respect of the Obligations as a basis for distribution (including estimated amounts, if any, allowed in respect of contingent claims), to the extent that prior distributions have not been made in respect thereof.
     (d) The Collateral Agent shall make all payments and distributions under this Section 7.4 on account of Obligations to the Administrative Agent, pursuant to directions of the Administrative Agent, for re-distribution in accordance with the provisions of the Credit Agreement.
     7.5 Collateral Agent’s Calculations.
       In making the determinations and allocations required by Section 7.4, the Collateral Agent may conclusively rely upon information supplied by the Administrative Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Obligations and, as to the amounts of any other Obligations, information supplied by the holder thereof, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to Section 7.4 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Administrative Agent of any amounts distributed to them.
SECTION 8. THE COLLATERAL AGENT
     8.1 Collateral Agent’s Appointment as Attorney-in-Fact, etc.
         (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such

Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
     (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;
     (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Intellectual Property (and the associated goodwill) and general intangibles of such Grantor relating thereto or represented thereby;
     (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
     (iv) execute, in connection with any sale provided for in Section 6.5 or 6.6, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
     (v) (1)  direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and Collateral Agent’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
     Anything in this Section 8.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 8.1(a) unless an Event of Default shall have occurred and be continuing.

     (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
     (c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 8.1, together with interest thereon at the rate applicable thereto under Section 2.13(c) of the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.
     (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
     8.2 Appointment of Collateral Agent as Agent for the Secured Parties.
         By acceptance of the benefits of this Agreement and the Security Documents, each Secured Party shall be deemed irrevocably (i) to consent to the appointment of the Collateral Agent as its agent hereunder and under the Security Documents, (ii) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for enforcement of any provisions of this Agreement and the Security Documents against any Grantor or the exercise of remedies hereunder or thereunder, (iii) to agree that such Secured Party shall not take any action to enforce any provisions of this Agreement or any Security Document against any Grantor or to exercise any remedy hereunder or thereunder and (iv) to agree to be bound by the terms of this Agreement and the Security Documents.
     8.3 Duty of Collateral Agent.
          The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. No Secured Party nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
     8.4 Execution of Financing Statements.
          Pursuant to any applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property” in any such financing statement. Each Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof.

     8.5 General Provisions.
          The Collateral Agent shall be entitled to all of the benefits of Article VIII of the Credit Agreement.
     8.6 Authority of Collateral Agent.
          Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by this Agreement and by such other agreements as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
SECTION 9. MISCELLANEOUS
     9.1 Amendments in Writing.
          None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except with the consent of the Collateral Agent and in accordance with Section 9.02 of the Credit Agreement.
     9.2 Notices.
          All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1 or such other address specified in writing to the Administrative Agent in accordance with such Section. All notices, requests and demands to or upon the Collateral Agent shall be effected in the manner provided for in Section 9.01 of the Credit Agreement and shall be addressed to the Collateral Agent at 270 Park Avenue, New York, New York 10017.
     9.3 No Waiver by Course of Conduct; Cumulative Remedies.
          Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     9.4 Enforcement Expenses; Indemnification.
     (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its reasonable expenses incurred hereunder as provided in Section 9.03 of the Credit Agreement.
     (b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees (as defined in Section 9.03 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.
     (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 9.4 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 9.4 shall be payable on written demand therefor.
     9.5 Successors and Assigns.
           This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.
     9.6 Setoff.
           If an Event of Default shall have occurred and be continuing, each Secured Party and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Secured Party or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.
     9.7 Counterparts.
           This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     9.8 Severability.
           Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     9.9 Section Headings.
           The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
     9.10 Integration.
           This Agreement and the other Loan Documents represent the agreement of the Grantors, the Collateral Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.
     9.11 GOVERNING LAW.
           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     9.12 Submission To Jurisdiction; Waivers.
           Each Grantor hereby irrevocably and unconditionally:
     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 9.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;
     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

     9.13 Acknowledgements.
           Each Grantor hereby acknowledges that:
     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
     (b) neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.
     9.14 Additional Grantors.
           Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 5.12 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.
     9.15 Releases.
           (a) At such time as the Loans and the other Obligations (other than Obligations in respect of Specified Swap Agreements) shall have been paid in full and the Commitments have been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
           (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Loan Party shall be released from its obligations hereunder in the event that all the Equity Interests of such Subsidiary Loan Party shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Loan Party and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

     9.16 WAIVER OF JURY TRIAL.
           EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

JPMORGAN CHASE BANK, N.A., as Collateral Agent
By:	/s/ Peter B. Thauer
	Name:	Peter B. Thauer
	Title:	Executive Director

DEX MEDIA EAST, INC.
By:	/s/ Robert J. Bush
	Name:	Robert J. Bush
	Title:	Senior Vice President and Secretary

DEX MEDIA EAST, LLC
By:	/s/ Robert J. Bush
	Name:	Robert J. Bush
	Title:	Senior Vice President and Secretary

DEX MEDIA EAST FINANCE CO.
By:	/s/ Robert J. Bush
	Name:	Robert J. Bush
	Title:	Senior Vice President and Secretary